REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
     ON INTERNAL CONTROL
          STRUCTURE



The Board of Directors
Rochdale Investment Trust
New York, New York


In planning and performing our audits of the financial statements of Rochdale Large Growth
Portfolio, Rochdale Large Value Portfolio,
Rochdale Mid/Small Growth Portfolio, Rochdale
Mid/Small Value Portfolio, and Rochdale
Intermediate Fixed Income Portfolio, each a series of shares of beneficial interest of Rochdale
Investment Trust, for the year ended December
31, 2000, we considered their internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Rochdale Investment
Trust is responsible for establishing and
maintaining an internal control structure.   In
fulfilling this responsibility, estimates and
judgments by management are required to assess
the expected benefits and related costs of internal
control structure policies and procedures.   Two of
the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal
control structure, errors or irregularities may occur
and not be detected.   Also, projection of any
evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure
would not necessarily disclose all matters in the
internal control structure that might be material
weaknesses under standards established by the
American Institute of Certified Public
Accountants.   A material weakness is a condition
in which the design or operation of the specific
internal control structure elements does not reduce
to a relatively low level the risk that errors or
irregularities in amounts that would be material in
relation to the financial statements being audited
may occur and not be detected within a timely
period by employees in the normal course of
performing their assigned functions.   However,
we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of December 31, 2000.

This report is intended solely for the information and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.




   TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
February 2, 2001